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                       23.1        CONSENT OF KPMG LLP




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            Consent of Independent Registered Public Accounting Firm
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The Board of Directors
New York Community Bancorp, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of New York Community Bancorp, Inc. (the Company) of our reports dated March 14, 2006, relating to the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report, which is incorporated by reference in the Company's Form 10-K for the year ended December 31, 2005, which is incorporated by reference in the Company's registration statement on Form S-8.

Our report dated March 14, 2006, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that the Company acquired Long Island Financial Corp. on December 30, 2005, and management excluded from its assessment of the effectiveness of the control over financial reporting as of December 31, 2005, Long Island Financial Corp.'s internal control over financial reporting associated with total assets representing 2.2% of the Company's consolidated total assets at December 31, 2005 with no impact on the results of operations for the year then ended. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Long Island Financial Corp.

                        /s/ KPMG

New York, New York
June 21, 2006